SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                January 24, 2003
                                                         _______________________



                           ACCUIMAGE DIAGNOSTICS CORP.
________________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)



           Nevada                       000-26555                33-0713615
________________________________________________________________________________
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                     Identification No.)



400 Grandview Drive, South San Francisco, CA                     94080-4920
________________________________________________________________________________
 (Address of Principal Executive Offices)                        (Zip Code)



                                 (650) 875-0192
________________________________________________________________________________
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On November 25, 2002, the Registrant changed its principal independent accountants from PMB & Company LLP, 50 Francisco Street, Suite 120, San Francisco, CA 94133 to Odenberg, Ullakko, Muranishi & Co. LLP, 351 California Street, Suite 1000, San Francisco, CA, 94104. PMB & Company LLP was dismissed and the decision to change accountants was approved by the Board of Directors.

The reports of PMB & Company LLP on the financial statements for the past two fiscal years ended September 30, 2000 and 2001 and the current fiscal year through the third quarter ended June 30, 2002, and through the date of dismissal of November 25, 2002, contained no adverse opinions or disclaimers or were qualified as to uncertainty, audit review scope, or accounting principles.

During the Registrant's past two fiscal years ended September 30, 2000 and 2001 and the current fiscal year through the third quarter ended June 30, 2002, and through the date of dismissal of November 25, 2002, there were no disagreements with PMB & Company LLP on any matter of accounting, principles or practices, financial statement disclosure, or auditing review scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

Attached as an exhibit is a letter from PMB & Company LLP to the Commission attesting to its agreement with the above information.

ITEM 7.  EXHIBITS

Exhibit 16: Letter dated December 23, 2002, from PMB & Company LLP to the Securities and Exchange Commission.



                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                              ACCUIMAGE DIAGNOSTICS CORP.


                                              By:/s/LEON KAUFMAN
                                                 _______________________
                                                 Leon Kaufman,
                                                 Chief Executive Officer